MF Global	Registered Office: Sugar Quay Lower Thames Street London EC3R 6DU Tel +44 (0) 20 7144 4000 Fax +44 (0) 20 7144 6700 Registered in England No. 1600658

LAXC LIMITED Laxey Partners Ltd 4th Floor Derby House, 64 Athol Street Douglas, Isle of Man IM1 1JD	PAGE DATE ACCOUNT	1 17 AUG 2009
US DOLLARS

DAILY POSTINGS
Trade Bought Sold Delivery Description Option Price Commission Date ---lots--- Type			Credit/ Debit

17AUG09	LONG INTEREST USD	Balance B/fwd	134,476.27CR
3.60DR

		Balance C/fwd	134,472.67CR

OPEN POSITIONS
Trade Ref. Bgt Sold Delivery Instrument Trade Date No. Lots Date Type		Strike/ Premium Decl. Price Date	Debit/ Credit

04AUG08 CTM1	539 DEC 10 ASA LTD (CFD)	0.0000
TOTAL LOTS	539 FUTURES MARGIN (MARKET PRICE	62.8000)	33,849.20CR

The information contained in this statement is provided for accounting and reporting purposes only.  Funds Required to meet margin calls may differ from amounts shown in this statement. Any request for audit confirmation or verification should be directed to the Finance Dept,
MF Global UK Limited, Sugar Quay, Lower Thames Street, London EC3R 6DU

All transactions are subject to the terms and conditions of your customer agreement and the market association/exchange involved.	MF Global UK Limited is authorised and regulated by the Financial Services Authority.	Please report any differences immediately. Time of trade available upon request.

MF Global	Registered Office: Sugar Quay Lower Thames Street London EC3R 6DU Tel +44 (0) 20 7144 4000 Fax +44 (0) 20 7144 6700 Registered in England No. 1600658

LP VALUE LIMITED LAXEY PARTNERS LTD 4th Floor Derby House, 64 Athol Street Douglas, Isle of Man IM1 1JD	PAGE DATE ACCOUNT	2 17 AUG 2009
US DOLLARS

DAILY POSTINGS
Trade Bought Sold Delivery Description Option Price Commission Date ---lots--- Type			Credit/ Debit

17AUG09	LONG INTEREST USD	Balance B/fwd	187,909.11CR
6.86DR

		Balance C/fwd	187,902.25CR

OPEN POSITIONS
Trade Ref. Bgt Sold Delivery Instrument Trade Date No. Lots Date Type		Strike/ Premium Decl. Price Date	Debit/ Credit

04AUG08 CSWR	1026 DEC 10 ASA LTD (CFD)	0.0000
TOTAL LOTS	1026 FUTURES MARGIN (MARKET PRICE	62.8000)	64,432.80CR

The information contained in this statement is provided for accounting and reporting purposes only.  Funds Required to meet margin calls may differ from amounts shown in this statement. Any request for audit confirmation or verification should be directed to the Finance Dept,
MF Global UK Limited, Sugar Quay, Lower Thames Street, London EC3R 6DU

All transactions are subject to the terms and conditions of your customer agreement and the market association/exchange involved.	MF Global UK Limited is authorised and regulated by the Financial Services Authority.	Please report any differences immediately. Time of trade available upon request.

MF Global	Registered Office: Sugar Quay Lower Thames Street London EC3R 6DU Tel +44 (0) 20 7144 4000 Fax +44 (0) 20 7144 6700 Registered in England No. 1600658

LP ALTERNATIVE LP Laxey Partners Ltd 4th Floor Derby House, 64 Athol Street Douglas, Isle of Man IM1 1JD	PAGE DATE ACCOUNT	2 17 AUG 2009
US DOLLARS

DAILY POSTINGS
Trade Bought Sold Delivery Description Option Price Commission Date ---lots--- Type			Credit/ Debit

17AUG09	LONG INTEREST USD	Balance B/fwd	33,743.31CR
1.84DR

		Balance C/fwd	33,741.47CR

OPEN POSITIONS
Trade Ref. Bgt Sold Delivery Instrument Trade Date No. Lots Date Type		Strike/ Premium Decl. Price Date	Debit/ Credit

04AUG08 CTFB	275 DEC 10 ASA LTD (CFD)	0.0000
TOTAL LOTS	275 FUTURES MARGIN (MARKET PRICE	62.8000)	17,270.00CR

The information contained in this statement is provided for accounting and reporting purposes only.  Funds Required to meet margin calls may differ from amounts shown in this statement. Any request for audit confirmation or verification should be directed to the Finance Dept,
MF Global UK Limited, Sugar Quay, Lower Thames Street, London EC3R 6DU

All transactions are subject to the terms and conditions of your customer agreement and the market association/exchange involved.	MF Global UK Limited is authorised and regulated by the Financial Services Authority.	Please report any differences immediately. Time of trade available upon request.